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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-145398 on Form S-4 of our reports dated March 1, 2007, relating to the consolidated financial statements and financial statement schedule of CommScope, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" and Statement of Financial Accounting Standards No. 158, "Accounting for Defined Benefit Pension and Other Postretirement Plans") and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of CommScope, Inc. for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
October 10, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM